EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Country/State of Incorporation	Doing Business As

Allied Fireside, Inc.	Wisconsin	Allied Fireside, Inc.

Allsteel Inc	Illinois	Allsteel Inc.

Maxon Furniture Inc.	Iowa	Maxon Furniture Inc.

The Gunlocke Company L.L.C.	Iowa	The Gunlocke Company L.L.C.

Hearth & Home Technologies Inc.	Iowa	Hearth & Home Technologies Inc.

HNI Asia L.L.C	Iowa	HNI Asia L.L.C.

HFM Partners	Iowa	HFM Partners

HNI Services L.L.C.	Iowa	HNI Services L.L.C.

HTI Hungary L.L.C.	Iowa	Inactive

Holga Inc.	Iowa	Holga Inc.

The HON Company	Iowa	The HON Company

HON INDUSTRIAS, S.de R.L.de C.V.	Mexico	HON INDUSTRIAS, S.de R.L.de C.V.

HON INDUSTRIAS III, S.de R.L.de C.V.	Mexico	HON INDUSTRIAS III, S.de R.L.de C.V.

HON INDUSTRIES (Canada) Inc.	Canada	HON INDUSTRIES (Canada) Inc.

HNI International Inc.	Iowa	HNI International Inc.

HNI International (Mexico) L.L.C.	Iowa	Inactive

HON Mexico Holdings Inc.	Iowa	HON Mexico Holdings Inc.

HON (Mexico) L.L.C.	Iowa	Inactive

HNI Technologies Inc.	Iowa	HNI Technologies Inc.

Pearl City Insurance Company	Vermont	Pearl City Insurance Company

River Bend Capital Corporation	Iowa	River Bend Capital Corporation

T. M. Export Inc.	Barbados	Inactive

FWP L.L.C.	Iowa	Inactive

HON Internacional de Mexico S.de R.L.de C.V.	Mexico	HON Internacional de Mexico S.de R.L.de C.V.

HON Internacional Servicios de Mexico, Sde R.L. de C.V.	Mexico	HON Internacional Servicios de Mexico, Sde R.L. de C.V.

Hearth Technologies (Ohio) Inc.	Iowa	Inactive

Paoli Inc.	Iowa	Paoli Inc.

HHT L.L.C.	Washington	HHT L.L.C.

Omni Remanufacturing, Inc.	Minnesota	Omni Remanufacturing, Inc.

IntraSpec Solutions, L.L.C.	Minnesota	IntraSpec Solutions L.L.C.

A&M Business Interior Services, L.L.C.	Minnesota	A&M Business Interior Services, L.L.C.